EXHIBIT 10.1

AMENDMENT NO. 4

to the

AMENDED AND RESTATED TRUST AGREEMENT

by and between

MORGAN STANLEY

and

STATE STREET BANK AND TRUST COMPANY

This AMENDMENT NO. 4 (this “Amendment’), made as of the 21st day of March 2006, amends the AMENDED AND RESTATED TRUST AGREEMENT, made as of the 30th day of November 2000, by and between MORGAN STANLEY, a Delaware corporation (the “Company”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (in its individual capacity, “State Street” and, as trustee under the Agreement, the “Trustee”), as such Amended and Restated Trust Agreement was previously amended by Amendment No. 1 thereto, made as of the 1st day of January 2002, Amendment No. 2 thereto, made as of the 1st day of January 2003, and Amendment No. 3 thereto, made as of the 15th day of September 2003 (as so amended, the “Agreement”).

Capitalized terms used in this Amendment without definition have the meanings assigned thereto in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

1. Voting

Section 7(g) of the Trust Agreement is deleted and replaced in its entirety as follows:

“(g) Until such time as the Company amends the Trust to provide otherwise, the Trustee shall have no discretion or authority to vote Stock held in the Trust by the Trustee on any matter presented for a vote of the stockholders of the Company except in accordance with the provisions of this paragraph (g). The Trustee shall solicit instructions from each Trust Beneficiary (x) who is an active employee (an “Active Employee”) of the Company or any of its subsidiaries or affiliates or (y) who has been awarded stock units for which corresponding shares of Stock are held in the DECAP Portfolio (a “DECAP Participant”), as indicated by the Company, as to the manner in which the shares of Stock held in the Trust corresponding to stock units awarded to such Trust Beneficiary under the Plans shall be voted, provided, however, that the Trustee shall not solicit such instructions from Swiss Participants. The Trustee shall follow all proper instructions that are timely received with respect to such shares of Stock. Without limiting the generality of the preceding sentence, unless instructions provide to the contrary they shall be deemed to include authorization for the Trustee to vote, after due consideration, in its discretion (which discretion includes the discretion to grant a proxy to Company management to vote) any shares of Stock held in the Trust on such matters, other than matters identified in the relevant notice of meeting of the Company’s stockholders and for which the Trust Beneficiary has specified voting instructions, as may properly come before the meeting (“Other Matters”). The Trustee shall vote all Stock held in the Trust as to which no proper instructions are received (including Stock as to which instructions are not solicited and Stock as to which instructions are solicited but not received) (“Uninstructed Shares”) in proportion to Stock for which proper instructions have been received from Active Employees; provided, however, that the Trustee may vote, after due consideration, in its discretion (which discretion includes the discretion to grant a proxy to Company management to vote) any Uninstructed Shares on any Other Matter; and provided, further, that the Trustee shall not vote or grant a proxy to vote any Uninstructed Shares held in the DECAP Portfolio.

The Trustee shall communicate or cause to be communicated to each Trust Beneficiary the provisions of this Agreement relating to the right of such Trust Beneficiary, while an Active Employee (other than a Swiss Participant) or a DECAP Participant, to direct the Trustee with respect to the voting of shares of Stock corresponding to such Trust Beneficiary’s stock units. Such communication shall also discuss the consequences of an instruction to abstain or withhold authority to vote and any failure to timely instruct the Trustee.”

2. Savings Clause

Except as modified herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Company and State Street have executed this Amendment as of the date first above written.

MORGAN STANLEY

By:	/s/ WILLIAM J. O’SHAUGHNESSY, JR.
Name:	William J. O’Shaughnessy, Jr.
Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ MONET EWING
Name:	Monet Ewing
Title:	Vice President

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